UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE
Warrants to Purchase Common Stock, par value $0.001 per share	GME WS	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
At 5:00 p.m., New York City time, on October 30, 2026, the warrants to purchase shares of Class A common stock, par value $0.001 per share (“Common Stock”), of GameStop Corp. (the “Company”), previously distributed on October 7, 2025 to holders of record of the Common Stock and holders of the Company’s 0.00% Convertible Senior Notes due 2030 and 0.00% Convertible Senior Notes due 2032, will expire pursuant to their terms as provided in the Warrant Agreement, dated October 7, 2025, by and among the Company, Computershare Inc., and Computershare Trust Company, N.A. Each warrant is exercisable for one share of Common Stock at an exercise price of $32.00 in cash. Warrants not exercised by that time will expire worthless.
In connection with the foregoing expiration, the warrants will cease trading under the symbol “GME WS” on the New York Stock Exchange (the “NYSE”) before the markets open on October 30, 2026. Holders wishing to exercise their warrants should contact their broker (or, if their warrants are held in a registered account with the Company’s transfer agent, Computershare) sufficiently in advance of the expiration date to confirm applicable exercise instructions and deadlines. Brokers may impose earlier exercise deadlines.
As an accommodation to warrant holders, the Company will permit warrant holders to exercise their warrants using a Notice of Guaranteed Delivery for Exercise of Warrants (the “Notice”). The Notice does not extend the exercise deadline: warrant holders using the Notice must still submit the Notice and pay the $32.00 per warrant exercise price before 5:00 p.m., New York City time, on October 30, 2026, but will then have one additional business day, until 5:00 p.m., New York City time, on November 2, 2026, to deliver their warrants to Computershare. Please refer to the Notice for detailed instructions on its use. A copy of the Notice is attached hereto as Exhibit 99.2.
The NYSE confirmed with the Company that it intends to file a Form 25 with the Securities and Exchange Commission to effect the delisting of the warrants and the deregistration of the warrants under Section 12(b) of the Securities Exchange Act of 1934, as amended.
The Company’s Common Stock will continue to trade on the NYSE under the symbol “GME.”
On October 19, 2026, the Company issued a press release reminding holders of the upcoming October 30, 2026 expiration date of the warrants. A copy of the press release is attached hereto as Exhibit 99.1.
The foregoing description of the warrants is only a summary and is qualified in its entirety by reference to the Warrant Agreement incorporated by reference as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)        Exhibits.
4.1    Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 7, 2025)
99.1         Press Release issued by GameStop Corp., dated October 19, 2026
99.2         Form of Notice of Guaranteed Delivery for Exercise of Warrants
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: October 19, 2026	By:	/s/ Daniel Moore
Daniel Moore Principal Financial and Accounting Officer